UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 29, 2015

Go Public II, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55026	N/A
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2015, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Go Public II, Inc. (the “Registrant” or “Company”), entered into a Share Cancellation Agreement (the “Agreement”) with Mr. Mu Chun Lin with an address at 81 Hao Lou, Zong Bu Qi Ye Ji Di, Gao Xin Qu, Ying Chun Ji. Zheng zhou City, Henan Province PRC, China. Pursuant to the Agreement, on May 26, 2015, Mr. DeNunzio cancelled 20,000,000 shares of our common stock which represented all of our issued and outstanding shares in consideration of $34,900.The cancelled shares were returned to treasury resulting in Mr. DeNunzio owning after the share cancellation no shares of common stock or any other securities of the Company. Concurrently, after the cancellation of Mr. DeNunzio’s shares, the Company issued Mr. Mu Chun Lin 20,000,000 shares of our common stock to carry out our business plan.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On May 26, 2015, Mr. DeNunzio, the sole shareholder of Go Public II, Inc. cancelled 20,000,000 shares of our common stock for an aggregate purchase price of $34,900. Following the closing of the share cancellation agreement, Mu Chun Lin owns a 100% interest of the issued and outstanding shares of our common stock. Mu Chun Lin is the controlling shareholder of Go Public II, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 26, 2015, Mr. DeNunzio resigned as our President, CEO, Secretary, Treasurer and Director, such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On May 26, 2015, Mr. Mu Chun Lin was appointed as President, CEO, Secretary, Treasurer and Director, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mu Chun Lin, President, CEO, Secretary, Treasurer and Director

Background of Mr. Mu Chun Lin:

Mr. Mu Chun Lin is 27 years old. He received a bachelor’s degree in journalism from Communication University of China in 2009. From 2006 to present, Mr. Mu Chun Lin is the Chief Executive Officer of Zhengzhou Xiangtian Information Technology Co., LTD.

More information about Zhengzhou Xiangtian Information Technology can be found at www.cnnmo.com.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Go Public II, Inc.

ITEM 9.01. Financial Statements and Exhibits.

  None
  Exhibits

NUMBER	EXHIBIT

10.1	Share Cancellation Agreement between Thomas DeNunzio and Mu Chun Lin.
10.2	Officer and Director Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GO PUBLIC II, INC.

Dated: May 29, 2015	/s/ Thomas DeNunzio
THOMAS DENUNZIO
Chief Executive Officer